UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2009

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 16, 2009, Mark Skaletsky notified AMAG Pharmaceuticals, Inc., or the Company, of his resignation from the Board of Directors of the Company effective as of December 31, 2009.  Mr. Skaletsky’s resignation is not the result of any disagreement with the Company on any matter relating to Company’s operations, policies or practices.

Election of Directors

On December 16, 2009, Dr. Lesley Russell, Executive Vice President and Chief Medical Officer of Cephalon, was appointed to serve as a member of the Company’s Board of Directors.  As of the date of this report, the Board of Directors has not determined which, if any, committee or committees of the Board of Directors Dr. Russell will join.

Prior to joining Cephalon in 2000, Dr. Russell worked for several pharmaceutical organizations, including Amgen and Eli Lilly. Before joining the pharmaceutical industry, she was trained in hematology/oncology at Royal Infirmary of Edinburgh and at Royal Hospital for Sick Children in Edinburgh, UK and was a Research Fellow at University of Edinburgh Faculty of Medicine. Dr. Russell received an MB.Ch.B (Bachelor of Medicine and Bachelor of Surgery ) degree from the University of Edinburgh, Scotland, Faculty of Medicine. She is a member of the Royal College of Physicians, UK, and is registered with the General Medical Council, UK.

In connection with the appointment of Dr. Russell as a non-employee director, Dr. Russell was granted an option to purchase 3,333 shares of the Company’s common stock at an exercise price equal to the per share fair market value of the Company’s common stock on the date of grant.  In accordance with the Company’s non-employee director compensation policy, this option will vest in five equal monthly installments beginning on January 1, 2010, for so long as Dr. Russell continues to serve as a director of the Company, and will have a ten-year term. Dr. Russell will be entitled to all other applicable compensation described in the Company’s non-employee director compensation policy.  The Company will also enter into an indemnification agreement with Dr. Russell, in substantially the same form entered into with the other members of the Board of Directors.

Compensatory Arrangements of Certain Officers

As of December 15, 2009, the Company entered into amended and restated employment agreements, each an Amended and Restated Agreement, with each of Brian J.G. Pereira, MD, President and Chief Executive Officer, Lee F. Allen, M.D., Ph.D., Chief Medical Officer and Executive Vice President of Clinical Development, David Arkowitz, Executive Vice President, Chief Financial Officer and Chief Business Officer, Louis Brenner, Senior Vice President, and Timothy G. Healey, Senior Vice President of Commercial Operations, each, an Executive, and together the Executives.

The Executives’ former employment agreements with the Company, were amended and restated to, among other things, reflect the current base salary and target bonus levels of each Executive and amend certain provisions relating to the term, the severance and change of control provisions, and Section 409A of the Internal Revenue Code of 1986 contained therein.  The former employment agreements were also amended and restated to provide for certain limited tax gross-up payments upon a Change of Control (as defined in the applicable Amended and Restated Agreement).  Each Amended and Restated Agreement supersedes and replaces the corresponding former agreement.

The amended terms of the Amended and Restated Agreements are outlined below.  The outline of the terms described herein does not purport to be a complete description of the Amended and Restated Agreements and is qualified in its entirety by the copy of the forms of Amended and Restated Agreements filed as Exhibits 10.1 and 10.2 and incorporated by reference hereto.

Term of Amended and Restated Agreements

The term of each Amended and Restated Agreement is for a three year period and will automatically renew for additional three year terms following the initial term and any renewal term thereafter, unless either party provides at least sixty days prior written notice of its desire not to renew the agreement.

Salary

The annual base salaries for the officers listed above pursuant to the Amended and Restated Agreements are as follows:

Brian J.G. Pereira, M.D.	$530,000
Lee F. Allen, M.D.	$330,000
David Arkowitz	$350,000
Louis Brenner, M.D.	$280,000
Timothy Healey	$290,000

Annual Performance Bonus

Dr. Pereira is eligible to receive an annual performance bonus of up to 75% of Dr. Pereira’s base salary for each fiscal year during the term of Dr. Pereira’s Amended and Restated Agreement.  Dr. Pereira’s annual performance bonus is based on the extent to which, in the discretion of the Board in consultation with Dr. Pereira, Dr. Pereira achieves or exceeds certain performance objectives.

Each of Mssrs. Allen, Arkowitz, Brenner, and Healey is eligible to receive an annual performance bonus of up to 40% of such Executive’s base salary for each fiscal year during the term of such Executive’s Amended and Restated Agreement.  Each such Executive’s annual performance bonus is based on the extent to which, in the discretion of the Board or the Compensation Committee of the Board of Directors, or the Compensation Committee, in

consultation with the Chief Executive Officer, such Executive achieves or exceeds certain performance objectives.

Benefits and Life Insurance

The Company is no longer obligated to pay for the premiums for a life insurance policy for Dr. Pereira.

Severance Due After Termination of Employment

If the Company terminates the employment of the Executive, other than for disability or Cause (as such term is defined in the applicable Amended and Restated Agreement), or such Executive resigns for Good Reason (as such term is defined in the applicable Amended and Restated Agreement), subject to certain conditions, the Company will pay severance to such Executive in an amount equal to twelve months of such Executive’s base salary (twenty four months in the case of Dr. Pereira).  This paragraph does not apply during the one year period following a Change of Control (as defined in the applicable Amended and Restated Agreement).

The definition of “Good Reason” in each Executive’s Amended and Restated Agreement means any of the following that occurs without such Executive’s prior written consent: (i) a material adverse change in such Executive’s title, position, duties or responsibilities; (ii) a material reduction by the Company in such Executive’s base salary or such Executive’s target annual bonus opportunity in the total annual amount that such Executive is then eligible to receive, unless such reduction is in connection with a proportionate reduction of compensation applicable to all other executive officers; (iii) any relocation of such Executive’s principal place of business to a location more than fifty miles from the Company’s current executive offices in Lexington, MA; or (iv) a material breach by the Company of any of the terms or provisions of such Executive’s Amended and Restated Agreement and failure to remedy such breach within thirty days following written notice from such Executive identifying the breach.

Upon an Executive’s death or the termination of the Executive’s employment due to such Executive’s disability, in addition to any payments owed to the Executive by law, all unvested outstanding stock options, restricted stock units and other equity incentives that were held by such Executive at the time of such Executive’s death or termination of employment due to disability will immediately become fully vested and exercisable by such Executive or such Executive’s personal representatives, heirs or legatees, as the case may be, at any time prior to the expiration of one year from the date of such Executive’s death or disability, but in no event after the expiration of the term of the applicable equity award agreement.

Payments and Benefits Due Upon a Change of Control

Upon the closing of a transaction that constitutes a Change of Control (as defined in the applicable Amended and Restated Agreement), fifty percent of the unvested portion of any outstanding stock options, restricted stock units and other equity incentives then held by an Executive shall become immediately vested and the remaining unvested portion shall continue to vest after the closing of the Change of Control on the same vesting schedule but at fifty percent of the number of shares that were to vest on each vesting date prior to the Change of Control.  In addition, if within one year from the date a Change of Control occurs, the Company or its successor terminates the employment of such Executive other than for death, disability or Cause, or such Executive resigns for Good Reason, and subject to certain conditions, the Company will provide such Executive with the following benefits post-termination:

•                  Twelve months of base salary (twenty four months in the case of Dr. Pereira);

•                  One time (two times in the case of Dr. Pereira) the average bonus paid to such Executive during the prior three years; provided that in no event will a year prior to the year ended December 31, 2007 be used in the calculation;

•                  The Company will pay or reimburse such Executive for the premiums for continued coverage for such Executive and such Executive’s eligible dependents in the same amounts and for the same coverage in effect immediately prior to such Executive’s termination from employment, under the Company’s group health and dental plans until the earlier of (a) twenty four months from the date of such Executive’s termination and (b) the date such Executive is provided with health and dental coverage by another employer’s health and dental plan; and

•                  All unvested outstanding stock options, restricted stock units and other equity incentives granted to such Executive before the Change of Control occurred will immediately become vested in full.

If upon a Change of Control, the Company or its successor elects not to assume all the then unvested outstanding stock options, restricted stock units and other equity incentives that were granted to the Executive before the Change of Control occurred, such equity incentives will immediately become vested in full.

409A Compliance

The Amended and Restated Agreements have been amended to more closely comply with the technical requirements of Section 409A of the Code.

280G Gross-Up Payments

If an Executive becomes entitled to any amounts or benefits payable in connection with a Change of Control, including the value of accelerated vesting of equity, or the Change of Control Payments, and such Change of Control Payments are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay the Executive an additional amount, or the Gross-Up Payment, such that the net amount retained by the Executive, after deduction of any such excise tax on such Change of Control Payments and any federal, state and local income tax and excise tax upon the Gross Up Payment, will be equal to the Change of Control Payments.  However, if the aggregate value of such Executive’s Change of Control Payments exceeds three times such Executive’s “base amount,” as defined in Section 280G(b)(3) of the Code, or the Threshold, by an amount equal to less than fifteen percent of the Threshold, the Change of

Control Payments will be reduced to an aggregate amount that is two hundred ninety-nine percent of such Executive’s base amount, and the Company will have no obligation to make any Gross-Up Payment.

In no event will the Gross-Up Payment exceed $1,000,000 ($3,000,000 in the case of Dr. Pereira).

The Company will have no obligation to make any Gross-Up Payment to an Executive following the third anniversary of the respective Amended and Restated Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

10.1	Second Amended and Restated Employment Agreement dated as of December 15, 2009 between the Company and Brian J.G. Pereira, M.D.

10.2	Form of [Second Amended and Restated] Employment Agreement dated as of December 15, 2009 between the Company and each executive officer of the Company (other than Dr. Pereira).

99.1	Press Release of the Company, dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: December 17, 2009

Exhibit Index

10.1	Second Amended and Restated Employment Agreement dated as of December 15, 2009 between the Company and Brian J.G. Pereira, M.D.

10.2	Form of [Second Amended and Restated] Employment Agreement dated as of December 15, 2009 between the Company and each executive officer of the Company (other than Dr. Pereira).

99.1	Press Release of the Company, dated December 17, 2009.